EXHIBIT 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Group Reports Third Quarter and Nine Month 2019 Results

Company Achieves Sequential Quarterly Growth; Expanded Implementation Capacity and Fourth Quarter Visibility Both Support Updated Full-Year Guidance and Initial 2020 Growth Projections

Jacksonville, FL/ Accesswire / November 13, 2019 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (OTCQX: DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the third quarter and nine months ended September 30, 2019.

Third Quarter 2019 and Recent Operational Highlights

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Awarded $1.8 million contract with a Class 1 freight railroad for the implementation of a turn-key Rail Inspection Portal (rip®), installation of which is expected to be completed prior to the end of 2019.

•

Awarded an expanded, five-year, $1.0 million, recurring revenue-based contract with another Class 1 freight railroad to provide an initial library of Artificial Intelligence (“AI”) based algorithms, which will analyze images from the Company’s rail inspection portal (rip®) for maintenance inspection of the customer’s railcars.

•

Awarded $2.3 million contract with an additional Class 1 freight railroad for the turn-key delivery of the Company’s latest version of its Rail Inspection Portal (rip®).

•

Received a purchase order from Chicago Metra to install an automated pantograph inspection system (apis®) spanning four tracks that will capture high-resolution digital video imagery of critical pantographs.

•

Company’s new AI and deep learning-focused subsidiary TrueVue360™ has fully staffed and onboarded its development team and has met its goal of completing the development of a state-of-the-art AI platform. The Company has already recognized initial revenue from this business in the second half of 2019 and expects significant growth in 2020.

•

Expected strong fourth quarter revenue with full-year guidance of between $13.5 and $14M

Third Quarter 2019 Financial Results

It should be noted that the following Financial Results represent the consolidation of the Company with its subsidiaries Duos Technologies, Inc. and TrueVue360.

Total revenue decreased 57% to $2.20 million compared to $5.10 million in the same quarterly period last year due to several shifts in timing of projects dictated by customer construction delays. While these delays impacted the projects revenue portion for the quarter, they are not expected to have a material impact for the full year 2019.

Gross profit decreased 56% to $1.03 million (47% of total revenue) compared to $2.33 million (46% of total revenue) in the same quarterly period last year. The decrease in gross profit was mainly the result of the lower revenues previously described. The increase in gross profit as a percentage of revenue was driven by more efficient product delivery and enhanced operational capacity.

Operating expenses increased 27% to $2.15 million from $1.69 million in the same quarterly period last year. Selling and marketing expenses increased in line with the Company’s investment in resources to support growth. The measurable increase in salaries, wages and contract labor during the period was the result of additional research and development staff related to TrueVue360, as well as implementation resources needed to service an anticipated larger order book. Other general and administrative costs were higher as the result of additional business and non-project related travel.

Net loss totaled $1.13 million, a decrease from net income of $633,000 in the same quarter a year-ago. The net loss was primarily attributable to a decrease in project revenues previously mentioned and an increase in staffing.

Nine Month 2019 Financial Results

Total revenue decreased 17% to $7.90 million compared to $9.49 million in the same period last year. The decrease in total revenue reflected delays in contract executions for two large new projects and the effects of such delays. Since the Company expects these contracts to be implemented in 2019, it began acquiring certain components ahead of the contracts in order to ensure no material impacts to expected revenues for the year. The company is currently executing these projects in the fourth quarter.

Gross profit decreased 18% to $3.33 million (42.2% of total revenue) compared to $4.06 million (42.8% of total revenue) in the same period last year. The decrease in gross profit was the result of lower revenues recorded during the period. Gross profit as a percentage of revenue remained stable for the period and broadly comparable with the same period in the prior year.

Operating expenses increased 33% to  $6.36 million compared to $4.80 million in the same period last year. Selling and marketing expenses increased in-line with the Company’s plans growth plan. The increase in salaries, wages and contract labor was higher during the period due to an increased number of employees and additional contract expenses, related to an overall expected increase in revenues. These increases are also a result of an increasing investment in the Company’s TrueVue360 subsidiary. Research and development expenses, excluding personnel, decreased for the period. Other G&A costs were in-line with the additional staff expenses and the growth of the Company.

Net loss totaled $3.04 million, an increase from net loss of $745,000 in the same period a year-ago. The increase in net loss was primarily attributable to the significant investment in the Company’s new subsidiary TrueVue360 and the decrease in project revenues previously mentioned.

Financial Outlook

For the fiscal year ending December 31, 2019, the Company now expects total revenue to be between $13.5 million and $14.0 million, which would represent an approximate 13% to 17% increase over the $12.0 million recorded in 2018. The Company’s guidance is based on contracts in backlog and near-term pending orders that are already performing or scheduled to be executed during the fourth quarter of 2019. Management is also issuing preliminary revenue guidance for 2020 of $20.0 million.

Management Commentary

“In the third quarter we made continued progress in our product development roadmap and generated sequentially improved financial results as well,” said Duos Chairman and CEO Gianni Arcaini. “While we experienced some delays in contract awards and implementations due to customer scheduling, we generated a solid book of new business in the quarter, highlighted by two multi-million-dollar projects, as well as, our first deal for TrueVue360, our wholly owned subsidiary for developing artificial intelligence technology.  With our comprehensive AI platform now completed, we will be able to expand our market reach well beyond the rail space and target several verticals that are heavily incorporating artificial intelligence applications into their operations.  Effective January 2020, our plan includes expansion of our business development team dedicated to our AI program.  Additionally, our rail-centric AI applications are rapidly growing and are generating increased interest from many of our current rail customers.

At the same time, while continuing to focus on generating sales within our project-based core operations, we are working to build steadier revenue streams in adjacent areas, which should begin to translate into a meaningful financial contribution to the Company beginning in the new year. With the increased staffing and operating capacity we now have in place, Duos is fully capable, and ready, to convert our existing backlog and near-term contracts to recognize significant additional revenue this calendar year. Looking ahead, we are increasingly confident in our ability to meet our updated financial targets and initial projections for 2020.”

Conference Call

The Company’s management will host a conference call today, Wednesday, August 14, 2019 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Wednesday, November 13, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: (888) 339-2688

International dial-in: (617) 847-3007

Passcode: 78703520

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcasted live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (OTCQX:DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced, analytical technology solutions with a strong portfolio of intellectual property. The Company’s core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Duos Technologies Group, Inc.’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Duos’ Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos’ filings with the SEC.

Contacts:
Corporate Tracie Hutchins Duos Technologies Group, Inc. (904) 652-1601 tlh@duostech.com Investor Relations Matt Glover or Tom Colton Gateway Investor Relations (949) 574-3860 DUOT@GatewayIR.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

REVENUES:
Project	$1,921,306	$4,731,106	$6,954,062	$8,516,812
Maintenance and technical support	229,008	371,110	701,552	881,004
IT asset management services	48,087	—	240,673	92,386

Total Revenues	2,198,401	5,102,216	7,896,287	9,490,202

COST OF REVENUES:
Project	984,805	2,684,785	4,045,448	5,079,455
Maintenance and technical support	158,785	89,077	420,451	300,593
IT asset management services	29,352	—	99,686	47,989

Total Cost of Revenues	1,172,942	2,773,862	4,565,585	5,428,037

GROSS PROFIT	1,025,459	2,328,354	3,330,702	4,062,165

OPERATING EXPENSES:
Selling and marketing expenses	98,311	73,468	336,433	189,092
Salaries, wages and contract labor	1,438,608	1,072,029	4,045,689	3,153,138
Research and development	97,273	122,755	328,403	401,116
Professional fees	43,903	63,878	188,876	187,679
General and administrative expenses	479,265	359,991	1,465,918	864,969

Total Operating Expenses	2,157,360	1,692,121	6,365,319	4,795,994

INCOME (LOSS) FROM OPERATIONS	(1,131,901)	636,233	(3,034,617)	(733,829)

OTHER INCOME (EXPENSES):
Interest Expense	(12,783)	(4,589)	(19,095)	(14,755)
Other income, net	615	981	4,021	3,742

Total Other Income (Expense)	(12,168)	(3,608)	(15,074)	(11,013)

NET INCOME (LOSS)	(1,144,069)	632,625	(3,049,691)	(744,842)

Net loss applicable to common stock	$(1,144,069)	$632,625	$(3,049,691)	$(744,842)

Basic Net Income (Loss) Per Share	$(0.04)	$0.03	$(0.13)	$(0.04)
Diluted Net Income (Loss) Per Share	$(0.04)	$0.02	$(0.13)	$(0.04)

Weighted Average Shares-Basic	25,442,041	20,752,450	24,016,713	20,724,153
Weighted Average Shares-Diluted	25,442,041	26,412,450	24,016,713	20,724,153

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$767,339	$1,209,301
Accounts receivable, net	1,413,983	1,538,793
Contract assets	1,586,138	1,208,604
Prepaid expenses and other current assets	258,596	235,198

Total Current Assets	4,026,056	4,191,896

Property and equipment, net	323,111	204,226
Operating lease right of use asset	509,958	—

OTHER ASSETS:
Software Development Costs, net	25,000	40,000
Patents and trademarks, net	61,440	53,871
Total Other Assets	86,440	93,871

TOTAL ASSETS	$4,945,565	$4,489,993

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,859,249	$1,416,716
Accounts payable - related parties	12,791	13,473
Notes payable - financing agreements	58,947	48,330
Notes payable - related parties, net of discounts	856,372	—
Notes payable, net of discounts	256,250	—
Line of credit	28,512	31,201
Payroll taxes payable	122,453	317,573
Accrued expenses	250,132	222,328
Current portion-finance lease payable	43,669	—
Current portion-operating lease obligations	241,000	—
Contract liabilities	1,107,742	2,248,829
Deferred revenue	489,062	362,528

Total Current Liabilities	5,326,179	4,660,978

Finance lease payable	48,408	—
Operating lease obligations	293,415	—

Total Liabilities	5,668,002	4,660,978

Commitments and Contingencies (Note 6)

STOCKHOLDERS' DEFICIT:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,485,000 shares available to be designated
Series A redeemable convertible cumulative preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at September 30, 2019 and December 31, 2018, convertible into common stock at $6.30 per share	—	—
Series B convertible cumulative preferred stock, $1,000 stated value per share, 15,000 shares designated; 2,080 and 2,830 issued and outstanding at September 30, 2019 and December 31, 2018, convertible into common stock at $0.50 per share	2,080,000	2,830,000
Common stock: $0.001 par value; 500,000,000 shares authorized, 26,964,988 and 21,082,351 shares issued, 26,946,459 and 21,075,958 shares outstanding at September 30, 2019 and December 31, 2018, respectively	26,965	21,082
Additional paid-in capital	30,647,574	27,397,225
Total stock & paid-in-capital	32,754,539	30,248,307
Accumulated deficit	(33,319,524)	(30,269,833)
Sub-total	(564,985)	(21,526)
Less: Treasury stock (18,529 and 6,393 shares of common stock at September 30, 2019 and December 31, 2018, respectively)	(157,452)	(149,459)
Total Stockholders' Deficit	(722,437)	(170,985)

Total Liabilities and Stockholders' Deficit	$4,945,565	$4,489,993

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2019	2018
Cash from operating activities:
Net loss	$(3,049,691)	$(744,842)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	136,108	71,318
Stock based compensation	35,017	403,070
Interest expense related to debt discounts	9,401	—
Changes in assets and liabilities:
Accounts receivable	124,810	(1,093,143)
Contract assets	379,136	76,228
Prepaid expenses and other current assets	(562,263)	58,934
Operating lease right of use asset	(509,958)	—
Accounts payable	461,701	168,692
Related payable-related party	(682)	875
Payroll taxes payable	(195,120)	50,671
Accrued expenses	27,804	17,523
Operating lease obligation	534,415	—
Contract liabilities	(1,141,088)	1,057,747
Deferred revenue	126,534	(159,532)
Net cash used in operating activities	(3,623,876)	(92,459)

Cash flows from investing activities:
Software development costs	—	(60,000)
Purchase of patents/trademarks	(11,595)	(5,500)
Purchase of fixed assets	(133,039)	(157,804)
Net cash used in investing activities	(144,634)	(223,304)

Cash flows from financing activities:
Repurchase of common stock	(7,993)	—
Repayments of line of credit	(2,689)	(2,997)
Repayments of related party notes	(80,000)	(48,215)
Issuance cost	(10,000)	—
Repayments of insurance and equipment financing	(207,187)	(197,792)
Payments of financial lease	(10,851)	—
Proceeds from notes payable-related parties	1,080,000	—
Proceeds from notes payable	250,000	—
Proceeds from warrants exercised	2,315,268	195,000
Net cash provided by (used in) financing activities	3,326,548	(54,004)

Net decrease in cash	(441,962)	(369,767)
Cash, beginning of period	1,209,301	1,941,818
Cash, end of period	767,339	1,572,051

Supplemental Disclosure of Cash Flow Information:
Interest paid	$5,728	$7,411

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$19,167	$73,708
Note issued for financing of insurance premiums	$217,804	$217,173
Debt discount on Notes issued	$12,500	$—
Note issued for equipment financing lease	$102,928	$—